Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

USD Partners LP
Houston, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 8, 2015, relating to the consolidated financial statements of Casper Crude to Rail, LLC appearing in USD Partners LP’s Current Report on Form 8-K filed on January 12, 2016.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP

Atlanta, Georgia
November 10, 2016